Exhibit 12.1

DUPONT FABROS TECHNOLOGY, INC.

AND THE PREDECESSOR, SAFARI VENTURES LLC

Computation of Ratio of Earnings to Combined Fixed Charges

(Unaudited)

(Amounts in thousands, except ratios)

	DFT			The Predecessor
	For the year ended December 31, 2009	For the year ended December 31, 2008	For the period from October 24, 2007 to December 31, 2007	For the period from January 1, 2007 to October 23, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005
Earnings:
Net Income (loss)	$2,886	$36,160	$(186,548)	$(1,619)	$(505)	$(608)
Add: Fixed charges	41,455	28,199	4,393	16,902	8,910	106
Less: Capitalized interest	(7,021)	(15,448)	(2,842)	(1,027)	(2,630)	(62)

Total earnings (loss)	37,320	48,911	(184,997)	14,256	5,775	(564)

Fixed Charges and Preferred Stock Dividends:
Interest expense	25,462	10,852	1,301	13,480	5,715	44
Capitalized interest	5,691	13,150	2,567	970	2,253	43
Amortization of deferred financing costs	8,854	1,782	230	2,395	565	—
Capitalization of amortization of deferred financing costs	1,330	2,298	275	57	377	19
Interest factor in rents	118	117	20	—	—	—
Preferred stock dividend requirements	—	—	—	—	—	—

Combined Fixed Charges and Preferred Stock Dividends	$41,455	$28,199	$4,393	$16,902	$8,910	$106

Ratio of earnings (loss) to combined fixed charges (1)	(2)	1.73	(2)	(2)	(2)	(2)

(1)	DFT and the Predecessor did not have any preferred stock outstanding for the periods presented.
(2)	The shortfall of earnings (loss) to combined fixed charges for the year ended December 31, 2009 was $4.1 million. Included in earnings (loss) for the year was a charge of $13.7 million related to the discontinuance of cash flow hedge. The shortfall of earnings (loss) to combined fixed charges for the period from October 24, 2007 to December 31, 2007 was $189.4 million. Included in earnings (loss) for this period was a charge of $176.5 million related to the acquisition of service agreements in connection with DFT’s IPO and $13.4 million of non-cash stock based compensation expense incurred at the time of the IPO. The shortfall of earnings (loss) to combined fixed charges was $2.6 million, $3.1 million and $0.7 million for the period from January 1, 2007 to October 23, 2007 and the years ending December 31, 2006 and 2005, respectively.

DUPONT FABROS TECHNOLOGY, L.P.

AND THE PREDECESSOR, SAFARI VENTURES LLC

Computation of Ratio of Earnings to Combined Fixed Charges

(Unaudited)

(Amounts in thousands, except ratios)

	The Operating Partnership			The Predecessor
	For the year ended December 31, 2009	For the year ended December 31, 2008	For the period from October 24, 2007 to December 31, 2007	For the period from January 1, 2007 to October 23, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005
Earnings:
Net Income (loss)	$2,886	$36,160	$(186,548)	$(1,619)	$(505)	$(608)
Add: Fixed charges	41,455	28,199	4,393	16,902	8,910	106
Less: Capitalized interest	(7,021)	(15,448)	(2,842)	(1,027)	(2,630)	(62)

Total earnings (loss)	37,320	48,911	(184,997)	14,256	5,775	(564)

Fixed Charges and Preferred Stock Dividends:
Interest expense	25,462	10,852	1,301	13,480	5,715	44
Capitalized interest	5,691	13,150	2,567	970	2,253	43
Amortization of deferred financing costs	8,854	1,782	230	2,395	565	—

Capitalization of amortization of deferred financing costs	1,330	2,298	275	57	377	19
Interest factor in rents	118	117	20	—	—	—
Preferred stock dividend requirements	—	—	—	—	—	—

Combined Fixed Charges and Preferred Stock Dividends	$41,455	$28,199	$4,393	$16,902	$8,910	$106

Ratio of earnings (loss) to combined fixed charges (1)	(2)	1.73	(2)	(2)	(2)	(2)

(1)	The Operating Partnership and the Predecessor did not have any preferred stock outstanding for the periods presented.
(2)	The shortfall of earnings (loss) to combined fixed charges for the year ended December 31, 2009 was $4.1 million. Included in earnings (loss) for the year was a charge of $13.7 million related to the discontinuance of cash-flow hedge. The shortfall of earnings (loss) to combined fixed charges for the period from October 24, 2007 to December 31, 2007 was $189.4 million. Included in earnings (loss) for this period was a charge of $176.5 million related to the acquisition of service agreements in connection with DFT's IPO and $13.4 million of non-cash stock based compensation expense incurred at the time of the IPO. The shortfall of earnings (loss) to combined fixed charges was $2.6 million, $3.1 million and $0.7 million for the period from January 1, 2007 to October 23, 2007 and the years ended December 31, 2006 and 2005, respectively.